ContiFinancial Corporation
Ratio of Earnings to Fixed Charges
Exhibit 12.1 of December 31, 1998 Form 10-Q

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                                                         Nine months ended
                                                            December 31,
                                                           1998        1997    Fiscal 98  Fiscal 97  Fiscal 96  Fiscal 95  Fiscal 94
                                                         --------    -------   -----------------------------------------------------
Summary:
  Earnings                                                (63,392)   279,919    385,425    297,677    197,996     77,895     42,334
  Fixed Charges                                           182,807    119,913    165,904    120,636     74,770     29,635     12,124
                                                         --------    -------    ---------------------------------------------------
  Ratio                                                     -0.35       2.33       2.32       2.47       2.65       2.63       3.49
                                                         ========    =======    ===================================================

Earnings:
  Income (loss) before income taxes and
    minority interest                                    (246,116)   163,059    224,965    177,041    126,536     56,988     35,286
  Plus:  Interest expense                                 182,807    119,913    165,904    120,636     74,770     29,635     12,124
  Less:  Equity income in unconsolidated
    subsidiaries                                              n/a     (3,053)    (5,444)      --         --         --         --
  (Less):  Minority interest                                  (83)       n/a        n/a        n/a     (3,310)    (8,728)    (5,076)
                                                         --------    -------    ---------------------------------------------------
    Total "Earnings"                                      (63,392)   279,919    385,425    297,677    197,996     77,895     42,334
                                                         ========    =======    ===================================================

Fixed Charges:
  Interest expense                                        182,807    119,913    165,904    120,636     74,770     29,635     12,124
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